                                                      KOHLB&CO
ACORD(TM) INSURANCE BINDER                                                           DATE
                                                                             11/22/06
THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN ON THE REVERSE
SIDE OF THIS FORM.
PRODUCER     PHONE
             (A/C, No, Ext): 914-769-2220 COMPANY                            BINDER #

             FAX
             (A/C. No);      9147476399   Federal Insurance Co               112206

                                                     EFFECTIVE                        EXPIRATION
                                          ------------------------------     --------------------------
USI Northeast, Inc. - C/L                   DATE             TIME              DATE          TIME
Suite 301, North                           --------   ------------------      --------  ---------------
555 Pleasantville Rd.                     11/22/06    12:01      X  AM       11/22/07   X     12:01  AM
Briarcliff Manor, NY 10510                                           PM                         NOON

                                             THIS BINDER IS ISSUED TO EXTEND COVERAGE IN THE ABOVE
CODE:                        SUB CODE:       NAMED COMPANY PER EXPIRING POLICY #:

AGENCY                                    DESCRIPTION OF OPERATIONS/VEHICLES/PROPERTY (Including
CUSTOMER ID: 962                          Location)
INSURED      Kohlberg Capital LLC
             Kohlberg Capital Corporation
             295 Madison Avenue
             6th Floor
             New York, NY 10017

COVERAGES                                                                                    LIMITS
------------------------------------------------------------------------------ ----------------------------------
TYPE OF INSURANCE                                 COVERAGE/FORMS                   DEDUCTIBLE       COINS % AMOUNT
----------------------------------- ------------------------------------------ -------------------  ------- ------
PROPERTY    CAUSES OF LOSS

[ ] BASIC  [ ] BROAD  [ ] SPEC
[ ]
[ ]

GENERAL LIABILITY                                                              EACH OCCURRENCE              $
[ ] COMMERCIAL GENERAL LIABILITY                                               DAMAGE TO RENTED PREMISES    $

[ ][ ] CLAIMS MADE    [ ] OCCUR                                                MED EXP (Any one person)     $
[ ]                                                                            PERSONAL & ADV INJURY        $
[ ]                                                                            GENERAL AGGREGATE            $
[ ]                                 RETRO DATE FOR CLAIMS MADE:                PRODUCTS - COMP/OP AGG       $

AUTOMOBILE LIABILITY                                                           COMBINED SINGLE LIMIT        $
[ ] ANY AUTO                                                                   BODILY INJURY (Per person)   $
[ ] ALL OWNED AUTOS                                                            BODILY INJURY (Per accident) $
[ ] SCHEDULED AUTOS                                                            PROPERTY DAMAGE              $
[ ] HIRED AUTOS                                                                MEDICAL PAYMENTS             $
[ ] NON-OWNED AUTOS                                                            PERSONAL INJURY PROT         $
[ ]                                                                            UNINSURED MOTORIST           $
[ ]                                                                                                         $

AUTO PHYSICAL DAMAGE    DEDUCTIBLE  [ ] ALL VEHICLES    [ ] SCHEDULED VEHICLES [ ] ACTUAL CASH VALUE
[ ] COLLISION:          ___________                                            [ ] STATED AMOUNT            $
[ ] OTHER THAN COL:     ___________                                            [ ] OTHER

GARAGE LIABILITY                                                               AUTO ONLY - EA ACCIDENT      $
[ ] ANY AUTO                                                                   OTHER THAN AUTO ONLY:
[ ]                                                                                EACH ACCIDENT            $
[ ]                                                                                    AGGREGATE            $

EXCESS LIABILITY                                                               EACH OCCURRENCE              $
[ ] UMBRELLA FORM                                                              AGGREGATE                    $
[ ] OTHER THAN UMBRELLA FORM        RETRO DATE FOR CLAIMS MADE:                SELF-INSURED RETENTION       $

      WORKER'S COMPENSATION                                                    [ ] WC STATUTORY LIMITS
               AND                                                             E.L. EACH ACCIDENT           $
       EMPLOYER'S LIABILITY                                                    E.L. DISEASE - EA EMPLOYEE   $
                                                                               E.L. DISEASE -POLICY LIMIT   $

SPECIAL        Miscellaneous Coverage - Fidelity                               FEES                         $
CONDITIONS/    Limit $1,000,000 Ded.: $50,000                                  TAXES                        $
OTHER                                                                          ESTIMATED TOTAL PREMIUM      $
COVERAGES

NAME & ADDRESS
--------------
                                    [ ] MORTGAGEE             [ ] ADDITIONAL INSURED
                                    [ ] LOSS PAYEE

                                    LOAN#

                                    AUTHORIZED REPRESENTATIVE

                                    /s/ Michael W. Gilligan

ACORD 75 (2001/01)1 of 2    #28403
          NOTE: IMPORTANT STATE INFORMATION ON REVERSE SIDE  JAP
                           (C) ACORD CORPORATION 1993

                                  CONDITIONS

This Company binds the kind(s) of insurance stipulated on the reverse side. The Insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.

This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.

                           Applicable in California

When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from "Insurance Binder" to "Cover Note".

                            Applicable in Delaware

The mortgagee or Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancellation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.

                      Chapter 21 Title 25 Paragraph 2119

                             Applicable in Florida

Except for Auto Insurance coverage, no notice of cancellation or nonrenewal of a binder is required unless the duration of the binder exceeds 60 days. For auto insurance, the insurer must give 5 days prior notice, unless the binder is replaced by a policy or another binder in the same company.

                             Applicable in Nevada

Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

ACORD 75 (2001/01) 2 of 2 # 28403